UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2009

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Idaho	0-29786	91-0538859
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

905 W. Riverside Avenue, Suite 311 Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (509) 838-6050

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01               Amendment to a Material Definitive Agreement

On January 28, 2009, the board of directors of Mines Management, Inc. (“MMI”) extended to February 10, 2010 the expiration date of outstanding warrants to purchase 337,000 shares of MMI’s common stock having an exercise price of $4.00 per share.  The warrants were originally issued in connection with private placements on February 3 and 13, 2004, and were scheduled to expire in February 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 28, 2009

Mines Management, Inc.

By:	/s/ James H. Moore
James H. Moore
Chief Financial Officer